Exhibit 99.B-11



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated October 15, 1997, relating to the Statement of Assets and Liabilities of the GE Institutional Funds, as of October 9, 1997, which accompanies the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP
---------------------------------

PRICE WATERHOUSE LLP
Boston, Massachusetts
November 7, 1997